                        Strong Corporate Bond Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.       CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1995
         A.      Formula
                 -------

                                  a-b      6
                 YIELD = 2[(---------- + 1)  - 1]
                                  cd

                 Where:           a =      dividends and interest earned during the period.
                                  b =      expenses accrued for the period (net of reimbursements).
                                  c =      the average daily number of shares outstanding during the period.
                                  d =      the maximum offering price per share on the last day of the period.

         B.      Calculation
                 -----------

                                 1,340,939.69 - 149,333.97         6
                 YIELD = 2[(---------------------------------- + 1)  - 1]
                                19,777,231.370 x 10.56

                 YIELD = 6.95%


II.      AVERAGE ANNUAL TOTAL RETURN

         A.      Formula
                 -------
                          n                             n -----
                 P (1 + T)  = ERV          or      T = \ /ERV/P - 1

Where:           P =      a hypothetical initial payment of $10,000

                 T =      average annual total return

                 n =      number of years

               ERV =      ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated
                          periods.


         B.      Calculation
                 -----------
                      n -----
                 T = \ /ERV/P - 1
                 1.       One-year period 10-31-94 through 10-31-95
                                    1  -------------
                          22.20% = \  /12,220/10,000 - 1

                 2.       Five-year period 10-31-90 through 10-31-95
                                    5  -------------
                          11.82% = \  /17,483/10,000 - 1

                 3.       Since inception 12-12-85 through 10-31-95
                                    9.885 -------------
                          10.06% = \     /25,799/10,000 - 1

III.     TOTAL RETURN

         A.      Formula
                 -------

                 EV-IV
                 -----
                   IV     =       TR

Where:           EV =     Value at the end of the periods, including reinvestment of all dividends and capital gains distributions

                 IV =     Initial value of a hypothetical investment at the net asset value

                 TR =     Total Return

         B.      Calculation
                 -----------

                 EV-IV
                 -----
                   IV     =       TR

                 One-year period ended October 31, 1995

                          12,220 - 10,000
                          ---------------
                              10,000               =        22.20%
